Exhibit 9.2

The consolidated unaudited pro forma financial statements have been prepared by management of the Company. In order to present consolidated financial position and results of operations of Razor, ITT, and the Company as if the acquisition had occurred as of September 30, 2007 for the consolidated pro forma balance sheet and to give effect to the acquisition of TRS, as if the transaction had taken place at April 1, 2006 for the pro forma condensed consolidated statement of income (losses) for the year ended March 31, 2007. The financial statements presented in the consolidated unaudited pro forma financial statements for Razor are the Audited Balance Sheet and Income Statement for the year ended December 31, 2006. The financial statements presented in the unaudited pro forma financial statements for ITT are the Audited Balance Sheet and Income Statement for the period November 9, 2006 (date of inception) through August 31, 2007. The financial statements presented in the consolidated unaudited pro forma financial statements for the Company are the Audited Consolidated Balance Sheet and Statement of Operations at and for the year ended March 31, 2007.

The pro forma information is based on historical financial statements giving effect to the proposed transactions accounted for using the assumptions and adjustments in the accompanying notes to the consolidated unaudited pro forma financial statements. The consolidated unaudited pro forma financial information is not necessarily indicative of the actual results of operations or the financial position which would have been attained had the acquisitions been consummated at either of the foregoing dates or which may be attained in the future. The unaudited pro forma financial information should be read in conjunction with the historical consolidated financial statements of the Company (including notes thereto) included in this Form.

With respect to the pro forma condensed consolidated statement of income (losses) that included ITT for the period ended September 30, 2007, there was no significant difference between the nine month period ended September 30, 2007, and the period November 9, 2006 (date of inception) through August 31, 2007. Additionally, the pro forma income statements of ITT for the period November 9, 2006 (date of inception) through August 31, 2007 were included in both periods of pro forma condensed consolidated statements of income (losses).

THE RETIREMENT SOLUTION, INC.
CONSOLIDATED UNAUDITED PRO FORMA BALANCE SHEET

	The Retirement		Investment
	Solution.com,	RazorData	Tools and
	Inc.	LLC	Training, LLC
	Sept. 30,	Sept. 30,	Aug. 31,	Pro Forma		Pro Forma
	2007	2007	2007	Adjustments		Consolidated
Assets

Current Assets:
Cash and cash equivalents	$16,224	$68,250	$109,900	$-		$194,374
Unbilled revenue	-	-	11,224	-		11,224
Accounts receivable	-	398,313	-	-		398,313
Total Current Assets	16,224	466,563	121,124	-		603,911
Property and Equipment, net of accumulated depreciation	17,937	6,041	-	-		23,978
Other Assets:
Deposits	33,800	9,774	-	-		43,574
Software development asset	-	-	583,016	-		583,016
Intangible assets	-	-	-	25,494,913	(A)
				4,500,000	(A)	29,994,913
Due from related parties	144,546	-	-	-		144,546
Total Assets	$212,507	$482,378	$704,140	$29,994,913		$31,393,938

Liabilites and Deficiency in Stockholders' Equity

Current Liabilities:
Accounts payable and accrued liabilities	$346,045	$25,532	$5,899	$-		$377,476
Convertible debentures	1,300,000	-	-	5,000,000	(A)
				(1,250,000	(B))
				312,500	(C)	5,362,500
Current portion of long-term debt	220,291	-	-	-		220,291
Total Current Liabilities	1,866,336	25,532	5,899	4,062,500		5,960,267
Other Liabilities
Long-term debt	64,216	-	-	-		64,216
Total Liabilities	1,930,552	25,532	5,899	4,062,500		6,024,483

Deficiency in Stockholders' Equity
Common stock	147,901	-	-	86,600	(A)	234,501
Additional paid-in capital	8,046,122	-	-	21,563,400	(A)
				1,250,000	(B)	30,859,522
Commons stock to be issued	-	-	-	4,500,000	(A)	4,500,000
Members' equity	-	456,846	698,241	(1,155,087	(A))	-
Accumulated deficit	(9,912,068)	-	-	(312,500	(C))	(10,224,568)
Total Deficiency in Stockholders' Equity	(1,718,045)	456,846	698,241	25,932,413		25,369,455
Total Liabilities and Deficiency in Stockholders' Equity	$212,507	$482,378	$704,140	$29,994,913		$31,393,938

See accompanying notes to consolidated unaudited pro forma financial statements.

THE RETIREMENT SOLUTION, INC.
CONSOLIDATED UNAUDITED PRO FORMA STATEMENT OF OPERATIONS

			Investment
			Tools and
	The		Training,
	Retirement		LLC
	Solution.com,	RazorData,	Period From
	Inc.	LLC	November 9,
	Six Months	Nine Months	2006
	Ended	Ended	(Inception)
	Sept. 30,	Sept. 30,	to Aug. 31,	Pro Forma		Pro Forma
	2007	2007	2007	Adjustments		Consolidated

Revenues	$16,745	$3,437,660	$587,383	$-		$4,041,788
Operating Expenses:
Selling, general and administrative	3,558,469	1,838,830	219,816	-		5,617,115
Operating costs	-	-	142,943	-		142,943
Depreciation	1,221	847	-	-		2,068
Total Operating Expenses	3,559,690	1,839,677	362,759	-		5,762,126
Income (loss) from operations	(3,542,945)	1,597,983	224,624	-		(1,720,338)
Other Income (Expenses):
Interest income	-	-	1,444			1,444
Interest expense	(72,904)	-	-	(156,250)	(C)	(229,154)
Total Other Income (Expenses) net:	(72,904)	-	1,444	(156,250)		(227,710)
Income (loss) before income taxes	(3,615,849)	1,597,983	226,068	(156,250)		(1,948,048)
Income Taxes	-	-	-	-		-
Net Income (Loss)	$(3,615,849)	$1,597,983	$226,068	$(156,250)		$(1,948,048)
Income (Loss) Per Share (Basic and Assuming Dilution)	$(0.02)					$(0.01)
Weighted Average Shares Outstanding	145,208,101					231,808,101

See accompanying notes to consolidated unaudited pro forma financial statements.

THE RETIREMENT SOLUTION, INC.
CONSOLIDATED UNAUDITED PRO FORMA STATEMENT OF OPERATIONS

			Investment
			Tools and
	The		Training,
	Retirement		LLC
	Solution.com,		Period From
	Inc.	RazorData,	November 9,
	Year	LLC	2006
	Ended	Year Ended	(Inception)
	March 31,	December 31,	to August 31,	Pro Forma		Pro Forma
	2007	2006	2007	Adjustments		Consolidated

Revenues	$97,543	$5,475,945	$587,383	$-		$6,160,871
Operating Expenses:
Selling, general and administrative	5,600,307	68,752	219,816	-		5,888,875
Operating costs	-	2,351,009	142,943	-		2,493,952
Depreciation	985	1,129	-	-		2,114
Total Operating Expenses	5,601,292	2,420,890	362,759	-		8,384,941
Income (loss) from operations	(5,503,749)	3,055,055	224,624	-		(2,224,070)
Other Income (Expenses):
Interest income	-	4,354	1,444	-		5,798
Interest expense	(247,275)	-	-	(312,500)	(C)	(559,775)
Total Other Income (Expenses) net:	(247,275)	4,354	1,444	(312,500)		(553,977)
Income (loss) before income taxes	(5,751,024)	3,059,409	226,068	(312,500)		(2,778,047)
Income Taxes	-	-	-	-		-
Net Income (Loss)	$(5,751,024)	$3,059,409	$226,068	$(312,500)		$(2,778,047)
Income (Loss) Per Share (Basic and Assuming Dilution)	$(0.05)					$-
Weighted Average Shares Outstanding	121,851,000					208,451,000

See accompanying notes to consolidated unaudited pro forma financial statements.

THE RETIREMENT SOLUTION, INC.
NOTES TO CONSOLIDATED UNAUDITED PRO FORMA FINANCIAL STATEMENTS

The Consolidated Unaudited Pro Forma Condensed Financial Statements have been prepared in order to present consolidated financial position and results of operations of The Retirement Solution, Inc. ("TRS"), Investment Tools and Training, LLC (“ITT”), and Razor Data, LLC (“Razor”) as if the acquisition had occurred as of September 30,, 2007 for the pro forma condensed balance sheet and to give effect to the acquisition of TRS, as if the transaction had taken place at April 1, 2007 for the pro forma condensed consolidated statement of losses for the year ended March 31, 2007.

The following pro forma adjustments are incorporated into the consolidated unaudited pro forma balance sheet as September 30, 2007 of and the consolidated unaudited pro forma statement of operations for the year ended March 31, 2007.

(A) To record the issuance of 86,600,000 shares of TRS common stock, 18,000,000 common shares to be issued ($0.001 par value), and the issuance of $5,000,000 in convertible debentures to purchase 100% ownership in Razor and ITT. To record intangibles for the amount of the excess of the purchase price over the fair value of the common stock and convertible debentures issued.

(B) To record the beneficial conversion feature attributable to the issuance of convertible debentures.

(C) To record the amortization of the beneficial conversion feature as interest expense.